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                     EQUITABLE ACCUMULATOR SELECT
[INSERT EQ LOGO]     (IRA and NQ) COMBINATION VARIABLE
                     DEFERRED AND FIXED ANNUITY
                     Enrollment Form under Group Annuity Contract
                     No. AC7625, AC7627 and Application for Individual Contract

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
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1.  PROGRAM     [ ] IRA  [ ] Non-Qualified (NQ)
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2.  OWNER     [ ] Individual  [ ] Trustee (for an individual)
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Name (First, Middle, Last)                       Date of Birth (Month/Day/Year)


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Address (Street, City, State, Zip Code)          Social Security No./TIN

                                                         [ ] Male  [ ] Female
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Home Phone Number            Office Phone Number

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3.  ANNUITANT  If other than Owner
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Name (First, Middle, Last)                       Date of Birth (Month/Day/Year)


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Address (Street, City, State, Zip Code)          Social Security No./TIN

                                                         [ ] Male  [ ] Female


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Home Phone Number        Office Phone Number        Relationship to Owner

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4.  BENEFICIARY(IES)  If more than one - indicate %.  Total must equal 100%.
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Name (First, Middle, Last)                Relationship to Annuitant           %


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Name (First, Middle, Last)                Relationship to Annuitant           %


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Name (First, Middle, Last)                Relationship to Annuitant           %


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Name (First, Middle, Last)                Relationship to Annuitant           %

[ ] If you are both the Owner and Annuitant you may designate your spouse as the Successor Owner/Annuitant by checking the box and completing the following information. Your spouse must also be named as the sole primary beneficiary.

                                                         [ ] Male  [ ] Female


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Spouse's Social Security No.         Spouse's Date of Birth (Month/Day/Year)

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5.  ANNUITY COMMENCEMENT AGE
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SPECIFY AGE:                 (Annuitant age 90 if not indicated)
            -----------------

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6.  INITIAL CONTRIBUTION INFORMATION
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TOTAL INITIAL CONTRIBUTION: $
                             ---------------
METHOD OF PAYMENT:  [ ] By check payable to Equitable Life  [ ] By wire

SOURCE OF FUNDS:  [ ] Rollover from other IRA
                  [ ] Direct Rollover from qualified plan or TSA
                  [ ] Direct Transfer from other IRA
                  [ ] 1035 Exchange
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       Income Management Group, P.O. Box 1547, Secaucus, N.J. 07096-1547
                                (800) 338-3434
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7.  baseBUILDER GUARANTEE ELECTION  (Not applicable for New York residents)
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[ ] I choose to elect the baseBUILDER guarantee.
      Select a death benefit option:  [ ] 6% to Age 80 Roll Up    OR
                                      [ ] Annual Ratchet to Age 80

[ ] I choose to elect the Guaranteed Minimum Death Benefit Only.
      Select a death benefit option:  [ ] 6% to Age 80 Roll Up    OR
                                      [ ] Annual Ratchet to Age 80

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8.  WITHDRAWALS (Optional)  Options A and C can be elected only under IRA
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A. [ ] SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS.  Available only under IRA if you are below age 59 1/2.
         Frequency:  [ ] Monthly  [ ] Quarterly  [ ] Annually
         Start Date:                   (Month, Day)
                    -------------------
         Calculation Basis:  [ ] Single Life  [ ] Joint and 100% to Survivor

B. [ ] SYSTEMATIC WITHDRAWALS. Under IRA, available only if you are age 59 1/2 to 70 1/2.
         Frequency:  [ ] Monthly  [ ] Quarterly  [ ] Annually
         Start Date:                   (Month, Day)
                    -------------------
         Amount of Withdrawal:  $           or      %
                                 ----------    -----

C. [ ] MINIMUM DISTRIBUTION WITHDRAWALS. Available only if you have elected Self-Directed Allocation under IRA and you are age 70 1/2 or older.
         Minimum Distribution Withdrawals based on the period of:
           [ ] Owner/Annuitant's life expectancy only
           [ ] joint life expectancies of Owner/Annuitant and spouse
           [ ] joint life expectancies of Owner/Annuitant and non-spouse beneficiary

         If joint life, indicate joint Annuitant's date of birth:
                                                                 --------------
         Do you want your life expectancy recalculated?  [ ] yes  [ ] no
         If you elected joint life expectancies, do you want your life
           expectancies recalculated?                    [ ] yes  [ ] no

WITHHOLDING ELECTION INFORMATION (Please refer to enrollment form/application instructions before completing)

A. [ ] I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./TIN required)
B. [ ] I want to have Federal income tax withheld from each payment.

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9.  SUITABILITY
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A. Did you receive the EQUITABLE ACCUMULATOR SELECT prospectus? [ ] Yes  [ ] No

------------------------     --------------------------------------------------
Date of Prospectus           Date(s) of any Supplement(s) to Prospectus

B. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued?

   [ ] Yes  [ ] No  If Yes, complete the following:

---------------   ----------------   ------------   ---------------------------
Year Issued       Type of Plan       Company        Certificate/Contract Number

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10. SPECIAL INSTRUCTIONS
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11. ALLOCATION AMONG INVESTMENT OPTIONS  Choose A, B or C
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                                           (1)  GUARANTEE PERIODS

--------------------------------------  February 15, 1998          %
(A. [ ] SELF-DIRECTED ALLOCATION        February 15, 1999          %
Allocate initial contribution between   February 15, 2000          %
"(1) GUARANTEE PERIODS" and             February 15, 2001          %
"(2) INVESTMENT FUNDS."  The            February 15, 2002          %
total of (1) and (2) must equal 100%.   February 15, 2003          %
--------------------------------------  February 15, 2004          %
                                        February 15, 2005          %
                                        February 15, 2006          %
                                        February 15, 2007          %

                                                         SUBTOTAL ...     % (1)
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(B. [ ] PRINCIPAL ASSURANCE
Under Principal Assurance, an              (2)  INVESTMENT FUNDS
amount is allocated to a Guarantee
Period so that the maturity value       EQ/Putnam Growth & Income Value       %
will equal the initial contribution     EQ/Putnam Investors Growth            %
in the year selected.                   EQ/Putnam International Equity        %
                                        MFS Research                          %
SELECT MATURITY YEAR:                   MFS Emerging Growth Companies         %
                                        Alliance Money Market                 %
[ ] 2004  [ ] 2005                      Alliance High Yield                   %
[ ] 2006  [ ] 2007                      Alliance Common Stock                 %
                                        Alliance Aggressive Stock             %
Allocate the  remaining amount of       Alliance Small Cap Growth             %
the initial contribution only to
"(2) INVESTMENT FUNDS."                                  SUBTOTAL ...     % (2)

The total must equal 100%.                                  TOTAL ...  100%
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(C. [ ] SPECIAL DOLLAR COST

         AVERAGING

The initial contribution is allocated
to the Alliance Money Market Fund.
Thereafter, amounts are transferred
over a twelve month period from the
Alliance Money Market Fund to the
other Investment Funds based on
the percentages you indicate under
"(2) INVESTMENT FUNDS."
The total must equal 100%.
Do not indicate a percentage for the
Alliance Money Market Fund.
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12. AGREEMENT
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All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no registered representative has the authority to make or modify any Certificate/Contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the Annuity Account Value attributable to allocations to the Investment Funds and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that amounts allocated to the Guaranteed Period Account may increase or decrease in accordance with a market value adjustment until the Expiration Date. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment.

X
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Proposed Annuitant's Signature           Date           Signed at: City, State

X
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Proposed Owner's Signature               Date           Signed at: City, State
(If other than Annuitant)

  (NEW YORK AND OREGON RESIDENTS SIGN ABOVE, ALL OTHER RESIDENTS SIGN BELOW.)

Colorado: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR REGISTERED REPRESENTATIVE OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE OR MISLEADING FACTS OR INFORMATION TO A CONTRACTOWNER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

New Jersey: ANY PERSON WHO KNOWINGLY FILES A STATEMENT OF CLAIM OR AN ENROLLMENT FORM CONTAINING ANY FALSE, OR MISLEADING INFORMATION IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

Kentucky: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN ENROLLMENT FORM FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

All other states: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY FILES AN ENROLLMENT FORM/APPLICATION OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE, MISLEADING OR INCOMPLETE INFORMATION IS GUILTY OF A CRIME WHICH MAY BE PUNISHABLE UNDER STATE OR FEDERAL LAW.

X
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Proposed Annuitant's Signature           Date           Signed at: City, State

X
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Proposed Owner's Signature               Date           Signed at: City, State
(If other than Annuitant)
 ..............................................................................
Do you have reason to believe that any existing life insurance or annuity has been surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant?
[ ] Yes [ ] No

Florida License ID No(s).
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Registered Representative Signature    Print Name & No. of Registered
                                       Representative


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Registered Representative       Broker-Dealer/Branch       Client Account No.
Soc. Sec. No./TIN

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